Exhibit 99.1

NGL Energy Partners LP Announces Fiscal 2014 Results

TULSA, Okla., — (BUSINESS WIRE) —

NGL Energy Partners LP (NYSE:NGL) today reported Adjusted EBITDA of $270.5 million for the year ended March 31, 2014 (exclusive of $6.9 million of advisory and legal costs related to acquisitions plus $8.2 million of severance and compensation costs related to the Gavilon transaction), compared to Adjusted EBITDA of $183.5 million during the year ended March 31, 2013 (exclusive of $5.6 million of advisory and legal costs related to acquisitions). NGL reported net income of $48.8 million for the year ended March 31, 2014, compared to net income of $48.2 million for the year ended March 31, 2013. Net income per limited partner common unit for the year ended March 31, 2014 was $0.51, compared to net income per limited partner common unit of $0.96 for the year ended December 31, 2013.

NGL’s accomplishments during fiscal 2014 included the following:

•                  The acquisition of the diversified midstream energy business of Gavilon Energy, LLC in December 2013, which added 7.7 million barrels of storage at Cushing, OK and a 50% interest in the Glass Mountain pipeline;

•                  Amendments to NGL’s revolving credit facility in November and December 2013 that expanded the capacity to $1.721 billion, extended the maturity date to late 2018, and reduced interest costs; and

•                  First issue of senior unsecured notes in the amount of $450 million in a private placement in October 2013.

A conference call to discuss NGL’s results of operations is scheduled for 11:00am Eastern Time (10:00am Central Time) on May 30, 2014. Analysts, investors, and other interested parties may access the conference call by dialing (800) 706-7741 and providing access code 55877851. An archived audio replay of the conference call will be available for 7 days beginning at 4:30pm Eastern Time (3:30pm Central Time) on May 30, 2014 and can be accessed by dialing (888) 286-8010 and providing access code 45965561.

NGL defines EBITDA as net income attributable to parent equity, plus income taxes, interest expense, loss on early extinguishment of debt, and depreciation and amortization expense. NGL defines Adjusted EBITDA as EBITDA excluding the unrealized gain or loss on derivative contracts, the gain or loss on the disposal or impairment of assets, and share-based compensation expense. For purposes of NGL’s Adjusted EBITDA calculation, NGL draws a distinction between unrealized gains and losses on derivatives and realized gains and losses on derivatives. During the period when a derivative contract is open, NGL records changes in the fair value of the derivative as unrealized gains or losses.  When a derivative contract is settled, NGL reverses the previously-recorded unrealized gain or loss and records a realized gain or loss.  The realized gain or loss is equal to the amount received or paid on the contract.  NGL acquired Gavilon Energy in December 2013.  NGL is still in the process of developing procedures to calculate realized and unrealized gains and losses for the Gavilon Energy operations in the same way NGL calculates them for its other operations.  Accordingly, the unrealized gain and loss in the Adjusted EBITDA table below excludes any unrealized gains and losses related to Gavilon Energy.

EBITDA and Adjusted EBITDA should not be considered an alternative to net income, income before income taxes, cash flows from operating activities, or any other measure of financial performance calculated in accordance with GAAP as those items are used to measure operating performance, liquidity or the ability to service debt obligations. NGL believes that EBITDA provides additional information for evaluating its ability to make quarterly distributions to its unitholders and is presented solely as a supplemental measure. NGL believes that Adjusted EBITDA provides additional information for evaluating its financial performance without regard to its financing methods, capital structure and historical cost basis. Further, EBITDA and Adjusted EBITDA, as NGL defines them, may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other entities. A reconciliation of Adjusted EBITDA to net income attributable to parent equity is shown below.

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes its expectations as reflected in the forward-looking statements are reasonable, NGL can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”. NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About NGL Energy Partners LP

NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with four primary businesses: water solutions, crude oil logistics, NGL liquids and retail propane. NGL completed its initial public offering in May 2011. For further information visit the Partnership’s website at www.nglenergypartners.com.

NGL ENERGY PARTNERS LP

Consolidated Balance Sheets

At March 31, 2014 and 2013

(U.S. Dollars in Thousands, except unit amounts)

	March 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,440	$11,561
Accounts receivable - trade, net of allowance for doubtful accounts of $2,822 and $1,760, respectively	900,904	562,757
Accounts receivable - affiliates	7,445	22,883
Inventories	310,160	126,895
Prepaid expenses and other current assets	80,350	37,891
Total current assets	1,309,299	761,987

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $109,564 and $50,127, respectively	829,346	526,437
GOODWILL	1,107,006	555,220
INTANGIBLE ASSETS, net of accumulated amortization of $116,728 and $44,155, respectively	714,956	441,432
INVESTMENTS IN UNCONSOLIDATED ENTITIES	189,821	—
OTHER NONCURRENT ASSETS	16,795	6,542
Total assets	$4,167,223	$2,291,618

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable - trade	$740,211	$536,055
Accounts payable - affiliates	76,846	6,900
Accrued expenses and other payables	141,690	85,606
Advance payments received from customers	29,965	22,372
Current maturities of long-term debt	7,080	8,626
Total current liabilities	995,792	659,559

LONG-TERM DEBT, net of current maturities	1,629,834	740,436
OTHER NONCURRENT LIABILITIES	9,744	2,205

COMMITMENTS AND CONTINGENCIES

EQUITY
General partner, representing a 0.1% interest, 79,420 and 53,676 notional units at March 31, 2014 and 2013, respectively	(45,287)	(50,497)
Limited partners, representing a 99.9% interest -
Common units, 73,421,309 and 47,703,313 units issued and outstanding at March 31, 2014 and 2013, respectively	1,570,074	920,998
Subordinated units, 5,919,346 units issued and outstanding at March 31, 2014 and 2013	2,028	13,153
Accumulated other comprehensive income (loss)	(236)	24
Noncontrolling interests	5,274	5,740
Total equity	1,531,853	889,418
Total liabilities and equity	$4,167,223	$2,291,618

NGL ENERGY PARTNERS LP

Consolidated Statements of Operations

For the Years Ended December 31, 2014, 2013 and 2012

 (U.S. Dollars in Thousands, except unit and per unit amounts)

	Year Ended March 31,
	2014	2013	2012
REVENUES:
Crude oil logistics	$4,558,545	$2,316,288	$—
Water solutions	143,100	62,227	—
Liquids	2,650,425	1,604,746	1,111,139
Retail propane	551,815	430,273	199,334
Refined products	1,180,895	—	—
Renewables	176,781	—	—
Other	437,713	4,233	—
Total Revenues	9,699,274	4,417,767	1,310,473

COST OF SALES:
Crude oil logistics	4,477,397	2,244,647	—
Water solutions	11,738	5,611	—
Liquids	2,518,099	1,530,459	1,086,881
Retail propane	354,676	258,393	130,142
Refined products	1,172,754	—	—
Renewables	171,422	—	—
Other	426,613	—	—
Total Cost of Sales	9,132,699	4,039,110	1,217,023

OPERATING COSTS AND EXPENSES:
Operating	259,396	169,799	47,300
General and administrative	79,860	52,698	16,009
Depreciation and amortization	120,754	68,853	15,111
Operating Income	106,565	87,307	15,030

OTHER INCOME (EXPENSE):
Earnings of unconsolidated entities	1,898	—	—
Interest expense	(58,854)	(32,994)	(7,620)
Loss on early extinguishment of debt	—	(5,769)	—
Other, net	86	1,521	1,055
Income Before Income Taxes	49,695	50,065	8,465

INCOME TAX PROVISION	(937)	(1,875)	(601)

Net Income	48,758	48,190	7,864

NET INCOME ALLOCATED TO GENERAL PARTNER	(14,148)	(2,917)	(8)

NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1,103)	(250)	12

NET INCOME ALLOCATED TO LIMITED PARTNERS	$33,507	$45,023	$7,868

BASIC AND DILUTED INCOME PER COMMON UNIT	$0.51	$0.96	$0.32

BASIC AND DILUTED INCOME PER SUBORDINATED UNIT	$0.32	$0.93	$0.58

BASIC AND DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING:
Common units	61,970,471	41,353,574	15,169,983
Subordinated units	5,919,346	5,919,346	5,175,384

ADJUSTED EBITDA RECONCILIATION

The following table reconciles net income attributable to parent equity to EBITDA and Adjusted EBITDA, each of which are non-GAAP financial measures, for the periods indicated:

	Year Ended March 31,
	2014	2013	2012
	(in thousands)
Net income attributable to parent equity	$47,655	$47,940	$7,876
Income tax provision	937	1,875	601
Interest expense	58,871	32,994	7,620
Loss on early extinguishment of debt	—	5,769	—
Depreciation and amortization	127,821	73,739	15,911
EBITDA	235,284	162,317	32,008
Unrealized (gain) loss on derivative contracts	(1,327)	5,275	4,384
Loss (gain) on disposal or impairment of assets	3,597	187	(71)
Share-based compensation expense	17,804	10,138	—
Adjusted EBITDA	$255,358	$177,917	$36,321

SOURCE: NGL Energy Partners LP

NGL Energy Partners LP
Atanas H. Atanasov, 918-481-1119
Chief Financial Officer and Treasurer
atanas.atanasov@nglep.com